                                                               EXHIBIT (e)(1)(v)


                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                                                           As of October 1, 2000


ALPS Mutual Funds Services, Inc.
370 Seventeenth Street
Suite 3100
Denver, CO  80202

Dear Sirs:

                  Pursuant to an Amended and Restated Distribution Agreement, dated October 1, 1997 (the "Former Distribution Agreement"), between the undersigned, Westcore Trust, a Massachusetts business trust (the "Trust"), and you, as amended by Amendment No. 1, dated October 1, 1998, Amendment No. 2, dated October 1, 1999, Amendment No. 3, dated October 1, 1999, and Amendment No. 4, dated December 15, 1999 (collectively, the "Amendments"), you are currently the distributor of shares of beneficial interest (together with the shares of beneficial interest of the New Fund, as defined below, the "Shares") of the Trust's MIDCO Growth Fund, Blue Chip Fund (formerly known as the Modern Value Equity Fund), Flexible Income Fund (formerly known as the Long-Term Bond Fund), Plus Bond Fund (formerly known as the Intermediate-Term Bond Fund), Growth and Income Fund (formerly known as the Equity Income Fund), Small-Cap Opportunity Fund, Colorado Tax-Exempt Fund, Mid-Cap Opportunity Fund, Small-Cap Growth Fund, Select Fund and International Frontier Fund (together with the New Fund (as defined below), the "Funds"). You and the Trust desire to amend and restate the Former Distribution Agreement so that the Former Distribution Agreement and all of the Amendments will be reflected in a single document. In addition, the Trust desires to appoint you as its distributor for Shares of the International Select Fund (the "New Fund"). This letter is to confirm that in consideration of the agreements hereinafter contained, the Trust has agreed that you shall be (or continue to be, as the case may be) for the period of this Agreement the distributor of Shares of the Funds.

                  1. Service as Distributor

                           1.1 You will act as agent for the distribution of
Shares in accordance with the instructions of the Trust's Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for the purchase or redemption of Shares either directly to the Trust's transfer agent for the Fund involved or to any qualified broker/dealer for transmittal to said agent.

                           1.2 (a) You agree to use your best efforts to solicit
orders for the sale of Shares. You, at your own expense, shall finance appropriate activities which you deem reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. In addition, you will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds. It is contemplated that you will enter into selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and in so doing you will act only on your own behalf as principal.

                           1.2 (b) All Shares of the Funds offered for sale by
you shall be offered for sale to the public at a price per share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in the Trust's Declaration of Trust and then current prospectuses) plus, except to those classes of persons set forth in the then current prospectuses, (b) a sales charge which shall be the percentage of the offering price of such shares as set forth in the Trust's then current prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by you to broker/dealers and other persons shall be set forth in either the selling agreements between you and such broker/dealers and other persons, as from time to time amended, or if such concessions are described in the Trust's then current prospectuses, shall be as so set forth. No broker/dealer or other person who enters into a selling agreement with you shall be authorized to act as agent for the Trust in connection with the offering or sale of its Shares to the public or otherwise.

                           1.2 (c) If any Shares sold by the Trust are redeemed
or repurchased by the Trust or by you as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, you shall forfeit the amount above the net asset value received by you in respect of such Shares, provided that the portion, if any, of such amount re-allowed by you to broker/dealers or other persons shall be repayable to the Trust only to the extent recovered by you from the broker/dealer or other person concerned. You shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Trust or by you as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

                           1.3 You shall act as distributor of the Shares in
compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

                           1.4 Whenever in their judgment such action is
warranted by market, economic or political conditions, or by circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall advise you promptly of such determination.

                           1.5 The Trust agrees to pay all costs and expenses in
connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

                           1.6 The Trust agrees to execute any and all documents
and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in such states as you may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a broker under State or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

                           1.7 The Trust shall furnish you from time to time,
for use in connection with the sale of Shares, such information with respect to the Trust and the Shares as you may reasonably request, and the Trust warrants that the statements contained in any such information, when so signed by the Trust's officers, shall be true and correct. The Trust also shall furnish you upon request with: (a) annual audited reports of the Trust's books and accounts with respect to each of the Funds, made by independent public accountants regularly retained by the Trust, (b) semi-annual reports with respect to each of the Funds prepared by the Trust, and (c) from time to time such additional information regarding the Trust's financial condition as you may reasonably request.

                           1.8 The Trust represents to you that all registration
statements and prospectuses filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares have been prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) filed with the Securities and Exchange Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Trust represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be materially true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from you to do so, you may, at your option, terminate this agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                           1.9 The Trust authorizes you to use any prospectus in
the form furnished to you from time to time, in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of
Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with information furnished to the Trust or its counsel by you and used in the preparation thereof; and provided further that the Trust's agreement to indemnify you and the Trust's representations and warranties herein set forth shall not be deemed to cover any liability to the Trust or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement. The Trust's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office within ten days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.9. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by you. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by you which approval shall not be unreasonably withheld, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case you do not reasonably approve of counsel chosen by the Trust, the Trust will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Trust's indemnification agreement contained in this paragraph 1.9 and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify you of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.

                           1.10 You agree to indemnify, defend and hold the
Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished by you to the Trust or its counsel and used in the Trust's registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by you to the Trust or its counsel and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Trust, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10.

                           1.11 No Shares shall be offered by either you or the
Trust under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as current prospectuses as required by Section 10 of said Act, as amended, are not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectuses or Declaration of Trust.

                           1.12 The Trust agrees to advise you promptly in
writing:

                           (a) of any request by the Securities and Exchange
Commission for amendments to the registration statement or prospectuses then in effect;

                           (b) in the event of the issuance by the Securities
and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

                           (c) of the happening of any event which makes untrue
any statement of a material fact made in the registration statement or prospectuses then in effect or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

                           (d) of all actions of the Securities and Exchange
Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

                  2. Term

                           2.1 This agreement shall become effective as of the
date hereof and, unless sooner terminated, shall continue until September 30, 2001, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) the vote of a majority (as defined in the Investment Company Act of 1940) of the Funds' outstanding Shares, provided that in either event its continuance also is approved by a majority of the Trust's trustees who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on not less than 60 days' notice, by the Trust's Board of Trustees, by vote of the holders of a majority (as defined in said Act) of the Funds' outstanding Shares, or by you. This agreement will also terminate automatically in the event of its assignment (as defined in said Act).

                           2.2 Effective the date hereof, this Agreement amends
and restates the Former Distribution Agreement.

                  3. Miscellaneous

                           3.1 The Trust recognizes that from time to time your
directors, officers and employees may serve as directors, officers and employees of other corporations or business trusts (including other investment companies) and that such other corporations and trusts may include the name ALPS as part of their name, and that you or your affiliates may enter into investment advisory or other agreements with such other corporations and trusts.

                           3.2 The names "Westcore Trust" and "Trustees of
Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated

November 19, 1987 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacity, and are not binding upon any of the trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

                           3.3 No provision of this agreement may be changed,
waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                           3.4 This agreement shall be governed by Colorado law.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                              Very truly yours,

                                              WESTCORE TRUST


                                              By:
                                                    ----------------------------
                                                    Name:
                                                    Title:
Accepted:

ALPS MUTUAL FUNDS SERVICES, INC.



By:
         ---------------------------------
         Name:
         Title:  Authorized Representative